UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2018

WRAP TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-55838	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4620 Arville Street, Suite. E, Las Vegas, Nevada 89103
(Address of principal executive offices)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01
Other Events

Wrap Technologies, Inc. (the “Company”) today announced that on May 18, 2018, the Financial Industry Regulatory Authority (“FINRA”) issued a quotation clearance to the Company’s sponsoring market maker and assigned the ticker symbol “WRTC” to the Company’s common stock, par value $0.0001 per share (“Common Stock”). Quotations for the Company’s Common Stock under the new ticker symbol have commenced on the OTC Pink Open Market. The Company has also applied to have its Common Stock quoted on the OTCQB Venture Market and is currently processing an application to the Depository Trust Company (“DTC”) for its Common Stock to become DTC eligible. A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

As a condition to the issuance of the quotation clearance, two of the Company’s largest shareholders executed six-month lock-up agreements on April 16, 2018 with respect to a total of 1,675,142 restricted shares of Common Stock acquired outside of the Company’s initial public offering that was launched in August 2017. Pursuant to these lock-up agreements, each shareholder and its affiliates agreed not to enter into any transaction involving the shares during the term of the agreements.

Item 9.01
Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: May 23, 2018	By:	/s/ James A. Barnes
James A. Barnes
Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated May 23, 2018